                                                                    EXHIBIT 10.3

                            PRIVATE AND CONFIDENTIAL
                     SEPARATION AND NON-DISCLOSURE AGREEMENT

         THIS AGREEMENT, dated the 13th day of July 2004, by and between King Pharmaceuticals, Inc., a Tennessee corporation, having its offices at 501 Fifth Street, Bristol, Tennessee ("Company") and Jefferson J. Gregory (hereinafter referred to as "Mr. Gregory").

                                   WITNESSETH:

         WHEREAS, Mr. Gregory was employed by the Company as Chief Executive Officer and served as Chairman of and as a director on the Company's Board of Directors and as a director and officer of each of the Company's subsidiaries; and

         WHEREAS, Mr. Gregory resigned from his employment with the Company as Chief Executive Officer effective May 14, 2004; and

         WHEREAS, Mr. Gregory also resigned from his positions as Chairman of and as a director on the Company's Board of Directors effective May 14, 2004, and from his positions as a director and officer of each of the Company's subsidiaries effective May 14, 2004; and

         WHEREAS, the Company is willing to provide monetary remuneration to Mr. Gregory in return for certain covenants, agreements, releases and waivers all as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree as follows:

         1. Effective Date of Separation. The effective date of Mr. Gregory's resignation from his position of Chief Executive Officer is May 14, 2004 (the "Effective Date"). The effective date of Mr. Gregory's resignation from his positions as Chairman and as a director on the Company's Board of Directors is May 14, 2004. Further, the effective date of Mr. Gregory's resignation from his positions as a director and officer of each of the Company's subsidiaries is May 14, 2004. The Company is accepting Mr. Gregory's resignation effective May 14, 2004 and agrees that Mr. Gregory shall continue to be covered by the Company's health insurance until May 14, 2005 or until Mr. Gregory shall become eligible for health care coverage through his employment with another entity, whichever first occurs. Mr. Gregory shall have such rights as he may have under applicable law to continue health coverage at his own expense for such additional periods of time as is available under applicable law or to terminate such coverage or to procure his own separate coverage as he may elect after his company health coverage expires.

         2. Consideration. Upon the full execution of this Agreement, the Company shall pay to Mr. Gregory a lump sum which represents two (2) years of his current annual salary and Target Bonus (80% of annual salary), as defined in the Company's 2004 Management Incentive Plan, as adjusted pursuant to the terms of this Paragraph 2 (the "Separation Payment"). The total gross amount due Mr. Gregory is Two Million Three Hundred Forty Thousand Dollars ($2,340,000,000). Applicable withholding taxes shall be deducted from such gross amount. However, the Company will indemnify and reimburse Mr. Gregory for any additional future excise taxes assessed by the Internal Revenue Service on the above Separation Payment.

         3. Payment. The Separation Payment shall be fully due and payable to Mr. Gregory upon the expiration of the seven (7) day revocation period set forth in Paragraph 9 of this Agreement. Such payment in full shall be delivered by the Company in the form of a check made payable to Mr. Gregory which shall be hand delivered to Mr. Gregory, or by wire transfer to an account designated by Mr. Gregory, at the expiration of said revocation period or as soon thereafter as possible.

         4. Company Property. Also, in consideration of the payment of the amount specified in Paragraph 2 above, Mr. Gregory agrees that all ideas, inventions, trade secrets, know how, documents and data ("Creative Property") developed either during, in connection with, or pursuant to his employment with the Company or in connection with or pursuant to the terms and conditions of this Agreement with the Company always have been and shall remain the exclusive property of the Company. Mr. Gregory agrees to provide all reasonable assistance to the Company in perfecting and maintaining its rights to Creative Property. Mr. Gregory further agrees that the Company shall have the right to use the Creative Property for any purpose without additional compensation to Mr. Gregory. However, the Company agrees that if any such assistance is requested of Mr. Gregory then the Company shall reimburse Mr. Gregory for his reasonable time and expenses.

         Further, Mr. Gregory agrees to return and surrender possession of all property of the Company, of any nature whatsoever, including but not limited to keys, other methods of entry or access to the Company's physical premises, identification badges, memoranda, notes, records, reports, computer hardware and software, cellular phones and other communication devices, and any other Company information, material, or equipment (or copies thereof) in Mr. Gregory's control or possession as of the Effective Date of his resignation as set forth in Paragraph 1 above.

         5. Confidential Information. Mr. Gregory agrees that he will not use or disclose any confidential information, trade secret, or proprietary information, whatever their form, obtained from or by virtue of his association with the Company including but not limited to information about costs, profits, budgets, finances, markets, sales, customers, potential customers, products, formulations, pricing policies, operational methods or technical processes. Mr. Gregory agrees not to communicate to any other person or entity about the nature, quality or quantity of work. Mr. Gregory agrees not to display for any purpose any document or portion thereof or any copy or reproduction thereof, belonging to, or pertaining to the Company without due written authorization from the Company. To the extent not inconsistent with this Paragraph 5, nothing herein shall in any way prevent Mr. Gregory from utilizing his general business, management and financial skills, techniques and abilities, including any publicly available filings, documents or information concerning the Company.

         6. Agreement Not to Compete. Mr. Gregory agrees that for a period of twelve (12) months after the Effective Date of this Agreement he will not accept any employment, whether as an owner, partner, director, officer, employee, agent, independent contractor, consultant, or in any other capacity (collectively referred to as "Employment" for purposes of this paragraph) with any entity the business of which directly competes with the Company's business in any geographical area in which the Company markets its products. Mr. Gregory agrees and acknowledges that this provision will preclude him from accepting Employment with any entity the business of which competes with any of the products or business lines of the Company as they exist immediately prior to Mr. Gregory's acceptance of such Employment. However, this provision will not preclude Mr. Gregory from remaining employed by an entity that, subsequent to the beginning of Mr. Gregory's Employment with such entity, becomes in competition with the Company's business as the result of an expansion of the scope of the Company's business. Should Mr. Gregory wish to accept Employment with an entity whose business is not clearly outside the scope of the restrictions provided for in this paragraph, Mr. Gregory must seek a determination from the Chief Executive Officer of the Company and the Compensation and Human Resources Committee of its Board of Directors and obtain permission from the same to accept such Employment. The decision of the Chief Executive Officer of the Company and the Compensation and Human Resources Committee of its Board of Directors shall be delivered in writing to Mr. Gregory within fourteen (14) business days. The Chief Executive Officer of the Company and the Compensation and Human Resources Committee of its Board of Directors may not unreasonably withhold such permission if said entity's business does not directly compete with the Company's business as it exists at that time.

         7. Solicitation of the Company's Employees. Mr. Gregory agrees that for a period of twenty-four (24) months from the Effective Date of this Agreement, he will not participate in recruiting or soliciting any Company employee. Should Mr. Gregory wish to discuss possible employment with any then-current Company employee during the twenty-four (24) month period set forth above, he may request permission to do so by seeking and obtaining a written exception to this provision from the Chief Executive Officer of the Company and the Compensation and Human Resources Committee of its Board of Directors; provided, however, Mr. Gregory agrees that he will not discuss any employment possibility with such employees prior to securing the Company's permission. Should the Company decline to grant such permission, Mr. Gregory agrees that he will not at any time, either during or after the non-solicitation period set forth above, advise the employee concerned that he/she was the subject of a request under this paragraph or that the Company refused to grant Mr. Gregory the right to discuss an employment possibility with him/her.

         8. Covenant to Protect the Company. Mr. Gregory agrees: (i) not to make any public statement or statements to the press concerning Company business objectives, status of its securities, its management practices, or other sensitive information without first receiving the Company's written approval;
(ii) that he will not divulge or disclose any proprietary or confidential information to any third party, except his personal legal advisor, without the prior written consent of the Company (any disclosure of such information by any of Mr. Gregory's advisors shall be considered a disclosure by Mr. Gregory) (iii) that he shall not make or publish any statement either orally or in writing which he knows or reasonably should know may cause harm to the Company, its Board of Directors, officers or its employees or agents.

         The Company agrees that the Company's directors and officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16 Officers") will not make to any third party or any employee of the Company, including without limitation the news media, any written or oral statements critical of Mr. Gregory's character, integrity, or job performance, or request any other person to do so.

         9. Release. Except for obligations of the Company arising under or continuing pursuant to this Agreement, including specifically but not limited to the provisions of Paragraph 10, Indemnification, Mr. Gregory hereby forever waives for himself, his attorneys, heirs, executors, administrators, successors and assigns fully and forever any claims against the Company, its partners, any related or affiliated company (including, without limitation King Pharmaceuticals, Inc., Monarch Pharmaceuticals, Inc., Jones Pharma Incorporated, Parkedale Pharmaceuticals, Inc., King Pharmaceuticals Research and Development, Inc., Meridian Medical Technologies, Inc., their predecessors, successors, assigns, partners, officers, directors, agents, representatives, attorneys or employees), for any action or inaction, loss, expense or any damages of whatever nature arising from any occurrence or occurrences, known or unknown, from the beginning of time until the Effective Date of this Agreement. Without limitation, Mr. Gregory specifically waives any claim arising under the FAIR LABOR STANDARDS ACT ("FLSA"), the AMERICANS WITH DISABILITIES ACT ("ADA"), the AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"), and the REHABILITATION ACT (as codified in 29 U.S.C. Sections 701 et seq.), or their state counterparts; claims under TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, as amended, TITLE VII OF THE CIVIL RIGHTS ACT OF 1991, as amended, the FAMILY MEDICAL LEAVE ACT ("FMLA"), the NATIONAL LABOR RELATIONS ACT ("NLRA"), or any state counterpart; or any other claims or causes of action emanating from common law, breach of contract, statute or code, ordinance, rule or regulation. Further, Mr. Gregory represents and warrants, with the understanding that such representation and warranty is material to this transaction, that he has no current intention to, and will not in the future, assert, in any manner or by any means, any such claim before any federal, state or local judicial or administrative agency or body.

         Mr. Gregory, by his signature, represents and acknowledges that the Company has advised him to consult with an attorney; that he has twenty-one (21) days from the date this Agreement is presented to him within which to consider this Agreement; and that he has seven (7) days following the execution of this Agreement within which to revoke this Agreement. Further, Mr. Gregory acknowledges by his signature that he intends for this Agreement to become effective upon its execution and that the Separation Payment identified herein will be paid in accordance with Paragraph 3 of this Agreement.

         10. Indemnification. (a) (i) The Company shall indemnify, defend and hold harmless Mr. Gregory (the "Indemnified Party"), who has been a director and officer of the Company and/or any of its Subsidiaries against all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and, subject to the proviso of this sentence, settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Date) that is (i) based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, or (ii) based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be ("Indemnified Liabilities"); provided, however, that the Company shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against the Indemnified Party (whether arising prior to or after the Effective Date), (w) the Company following the Effective Date will pay all expenses of the disposition of any such claim, action, suit, proceeding or investigation to the Indemnified Party to the full extent permitted by applicable law promptly after statements therefore are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Tennessee Business Corporation Act (TBCA); provided, however, that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Party shall retain counsel reasonably satisfactory to the Company;
(y) the Company following the Effective Date shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the penultimate sentence of this paragraph) and all costs and expenses of the Indemnified Party in connection with seeking and obtaining indemnification from the Company, in each case promptly as statements therefore are received; and (z) the Company following the Effective Date shall use all commercially reasonable efforts to assist in the defense of any such matter. In the event of any dispute as to whether the Indemnified Party's conduct complies with the standards set forth under the TBCA and the Company Charter or Company By-laws, a determination shall be made by independent counsel mutually acceptable to the Company following the Effective Date and the Indemnified Party (the "Independent Counsel"); provided, however, that the Company following the Effective Date shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, to the extent that the Indemnified Party is, by reason of the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, a witness in any claim, action, suit, proceeding or investigation to which the Indemnified Party is not a party, such Indemnified Party shall be indemnified and held harmless against all costs and expenses in connection therewith.

         (ii) The Company shall not enter into any settlement of any claim in which the Company is jointly liable with the Indemnified Party (or would be if joined in such claim) unless such settlement provides for a full and final release of all claims asserted against the Indemnified Party.

    (b) Except to the extent required by law, the Company following the Effective Date shall not take any action so as to amend, modify, limit or repeal the provisions for indemnification of the Indemnified Party contained in the certificates or articles of incorporation or by-laws (or other comparable charter documents) of the Company and its Subsidiaries following the Effective Date in such a manner as would adversely affect the rights of the Indemnified Party to be indemnified by such corporations in respect of his serving in such capacities prior to the Effective Date. The Company following the Effective Date shall honor all of its indemnification obligations to the Indemnified Party existing as of the Effective Date and shall maintain in effect adequate directors' and officers' liability insurance with respect to such indemnification obligations.

    (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the Indemnified Party and his heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights an indemnified party may have under the Company Charter, other organizational documents of the Company or any of its Subsidiaries, the TBCA or otherwise.

         11. Remedy. By their signatures, the parties recognize and agree that monetary damages alone for breach of this Agreement may not adequately compensate the other party for any breach of this Agreement, and in the event of any breach or threatened breach thereof, such party shall be entitled to injunctive relief, both temporary and permanent, as well as, and in addition to, all other available remedies, including such damages as may be permitted by law, all of which shall be cumulative and not exclusive. Each party hereto hereby waives any requirements for the posting of a bond by the other party in connection with any injunctive relief as it may seek as set forth herein.

         12. Cooperation . Mr. Gregory agrees that he will fully cooperate with the Company, its attorneys, agents, representatives, and employees with respect to all past or pending legal and business matters that have arisen or may arise whether potential or actual. However, Mr. Gregory's obligations with respect to business matters under this Paragraph shall expire as of May 14, 2005. Cooperation includes but is not limited to release of documents, review of documents, and attending depositions, hearings, and trials on reasonable notice, with the understanding that the Company will not provide Mr. Gregory with any inside information without the written permission of Mr. Gregory.

         13. Governing Law. This Agreement and its Exhibits shall be governed by the laws of the State of Tennessee, and they constitute the entire and exclusive agreement between the parties hereto with respect to Mr. Gregory's resignation of employment and any rights and duties owed by the Company to Mr. Gregory and they shall supersede all previous or contemporaneous negotiations, commitments, statements and writings. Jurisdiction and venue for any claims arising from the breach of this Agreement shall lie solely in the Law Court for Sullivan County, Tennessee, Bristol Division.

         14. Effect of Asserting a Claim Against the Company. In the event Mr. Gregory, or any person or entity authorized by Mr. Gregory to do so, asserts any claim against the Company (other than a meritorious claim for breach of this Agreement), Mr. Gregory, on behalf of himself, his representatives and assigns, acknowledges that such action constitutes a breach of this Agreement. Mr. Gregory further acknowledges that the Full and Final General Release (attached hereto as Exhibit A) which he has signed contemporaneously herewith shall act as a total and complete bar to his re-employment or to recovery of any sum or amount whatsoever from the Company, whether labeled "award, liability, damages, judgment, backpay, wages, commissions or fine" or otherwise resulting directly or indirectly from any lawsuit, remedy, charge, or complaint whether brought privately by him or anyone else, including any federal, state, or local agency, whether or not on his behalf or at his request.

         15. Public Statement. The Company may make disclosures as required by law or the rules of the New York Stock Exchange or any other securities exchange or trading system on which King securities are listed. However, in any public disclosures made by the Company or its subsidiaries, Mr. Gregory and the Company shall reference his separation from the Company as an officer and director as "Mr. Gregory's resignation". Mr. Gregory shall be allowed by the Company to notify verbally and in writing (via letter, e-mail or other means) employees and third parties of his resignation from his positions with the Company and its subsidiaries.

         16. Severability. This Agreement shall be considered severable such that if any provision or part of it is ever held invalid under any law or ruling by a court of competent jurisdiction, that provision or part shall remain in full force and effect to the extent allowed by law, and all remaining provisions or parts of this Agreement shall remain in full force and effect.

         17. Modification. No modification of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

         18. Reasonableness of Restrictions. Mr. Gregory acknowledges that he has carefully read and considered the provisions and restrictions contained in the above paragraphs and, having done so, agrees that the restrictions set forth in such paragraphs are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, and other employees.

         19. Waivers. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or of any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach. Any waiver of any provision of this Agreement shall be in writing signed by the waiving party.

         20. Acknowledgment of Compliance. Because this Agreement includes a release and waiver of claims under the Age Discrimination in Employment Act, and other federal legislation, by signing this Agreement, Mr. Gregory acknowledges that his release and waiver of claims under the Age Discrimination in Employment Act complies with the Older Worker Benefit Protection Act and further acknowledges that he confirms, understands and agrees to the terms and conditions of this Agreement; that these terms are written in layperson's terms and that he has been fully advised of his right to seek the advice and assistance of consultants, including an attorney, as well as tax advisors to review this Agreement.

         21. Communication. Unless otherwise set forth herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed by registered or certified mail, return receipt requested, addressed as follows, or to such other address as may be provided in writing by the respective parties to this
Agreement:

         If to the Company:                      If to Mr. Gregory:

         General Counsel                         Jefferson J. Gregory
         Legal Affairs Department                221 Memory Lane
         King Pharmaceuticals, Inc.              Bristol, Tennessee 37620
         501 Fifth Street
         Bristol, TN 37620

         22. Duplicate Original. This Agreement shall be executed in duplicate originals, with one original to be maintained by the Company and one original to be maintained by Mr. Gregory.

         23. MR. GREGORY FURTHER STATES THAT HE HAS CAREFULLY READ THE WITHIN AND FOREGOING "PRIVATE AND CONFIDENTIAL SEPARATION AND NON-DISCLOSURE AGREEMENT" AND THE "FULL AND FINAL GENERAL RELEASE" EXECUTED SIMULTANEOUSLY HEREWITH, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES THE SAME AS HIS OWN FREE ACT AND DEED. MR. GREGORY FURTHER REPRESENTS AND AGREES THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL AND BINDING EFFECT OF THIS AGREEMENT AND THE RELEASE ATTACHED HERETO TO BE A FULL AND FINAL RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT. IN THE EVENT THIS AGREEMENT IS REVOKED BY MR. GREGORY IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, MR. GREGORY AGREES TO RETURN TO THE COMPANY ALL CONSIDERATION AND BENEFITS PROVIDED BY THE COMPANY TO WHICH MR. GREGORY WOULD NOT BE ENTITLED ABSENT THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have hereto set their hand on the date set forth beneath their signatures.


                                     AGREED:

                                     King Pharmaceuticals, Inc.


                                     BY:    C. Diane
                                            ------------------------------------

                                     TITLE: Exec Vice President, Human Resources
                                            ------------------------------------

                                     DATE:  7/13/04
                                            ------------------------------------




Jefferson J. Gregory
----------------------------
Jefferson J. Gregory

July 13, 2004
----------------------------
Date

John Bellamy
----------------------------
Witness

John Bellamy
----------------------------
Printed Name of Witness

13 July 04
----------------------------
Date

                                    EXHIBIT A

                               STATE OF TENNESSEE

                               COUNTY OF SULLIVAN


                         FULL AND FINAL GENERAL RELEASE


         FOR AND IN CONSIDERATION of the consideration identified in the Private and Confidential Separation and Non-Disclosure Agreement to which this Full and Final General Release is attached, the receipt and sufficiency of which is hereby acknowledged, Jefferson J. Gregory (hereinafter "Mr. Gregory") for himself, his attorneys, his heirs, executors, administrators, successors and assigns, does hereby fully, finally and forever release and discharge King Pharmaceuticals, Inc., and its related companies and affiliates, predecessors, successors, assigns, partners, officers, directors, agents, representatives, attorneys and employees (hereinafter collectively referred to as "the Company"), of and from all claims, demands, actions, causes of action, suits, damages, losses, expenses and controversies of any and every nature whatsoever arising from the beginning of time until the date of this Release including, but not limited to, those claims arising from or relating in any way to Mr. Gregory's employment and his separation from employment with the Company and any claims arising under the AMERICANS WITH DISABILITIES ACT, the FAIR LABOR STANDARDS ACT, the AGE DISCRIMINATION IN EMPLOYMENT ACT, and the REHABILITATION ACT (as codified in 29 U.S.C. Sections 701 et seq.); or their state counterparts; claims arising or brought pursuant to TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, as amended, TITLE VII OF THE CIVIL RIGHTS ACT OF 1991, as amended, the FAMILY MEDICAL LEAVE ACT, the NATIONAL LABOR RELATIONS ACT, or any state counterpart; or any other claims or causes of action emanating from common law, breach of contract, or federal or state statute, local or city statute, code (including but not limited to the City Code of Bristol), ordinance, rule, or regulation, arising out of or accruing during the course of or in any way related to Mr. Gregory's employment with the Company; or claims related in any way to his separation from employment with the Company, or any claims of whatsoever origin or nature. Further, Mr. Gregory acknowledges that, in exchange for executing this Full and Final General Release, he is receiving consideration beyond anything of value to which he was already entitled.

         Mr. Gregory, by his signature, represents and acknowledges that the Company has advised him to consult with an attorney; that he has twenty-one (21) days from the date this Release is presented to him within which to consider this Release; and that he has seven (7) days following the execution of this Agreement within which to revoke this Agreement. Further, Mr. Gregory acknowledges by his signature that he intends for this Release and the Private and Confidential Separation and Non-Disclosure Agreement to which it is attached to become effective upon their execution and that the consideration identified in the Private and Confidential Separation and Non-Disclosure Agreement will be paid in accordance with Paragraph 3 of the Private and Confidential Separation and Non-Disclosure Agreement.

         This Full and Final Release shall not release either Mr. Gregory or the Company from their respective obligations to each other under the Private and Confidential Separation and Non-Disclosure Agreement dated July 13, 2004.


                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth beneath his signature.

                                         Jefferson J. Gregory
                                         ------------------------------------
                                         Jefferson J. Gregory


                                         July 13, 2004
                                         ------------------------------------
                                         Date




John Bellamy
------------------------------------
Witness

John Bellamy
------------------------------------
Printed Name of Witness

13 July 04
------------------------------------
Date








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